UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report) September 2, 2005

Pelican Financial, Inc.

(Exact name of registrant as specified in its charter)

Deleware	1-14986	58-2298215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3767 Ranchero Drive, Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

734-662-9733

(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01                Entry into a Material Definitive Agreement

On September 1, 2005, Pelican Financial, Inc.’s operating subsidiary, Pelican National Bank (“PNB”), entered into a Formal Agreement with the Comptroller of the Currency.  The Formal Agreement requires PNB to implement the following: (a) form a compliance committee comprised of at least three outside directors; (b) adopt and implement a written action plan to improve PNB; (c) adopt and implement a written three-year strategic plan; (d) adopt and implement a written profit plan to improve and sustain earnings of PNB; (e) increase and thereafter maintain Tier 1 capital at least equal to 13% of risk-weighted assets and Tier 1 capital at least equal to 8% of adjusted total assets; (f) appoint a new Senior Lending Officer; (g) develop and implement a written program to improve PNB’s portfolio management; (f) develop and implement a written program to reduce the high level of credit risk; (g) take immediate and continuing action to protect its interest in assets criticized in the most recent Report of Examination and (h) take all necessary step to ensure that PNB corrects each violation of law, rule or regulation cited in the Report of Examination

The requirements must be implemented within thirty to ninety days as specified in the Formal Agreement.  At this time, management anticipates meeting all requirements of the Formal Agreement within the required timeframe.

Section 9 –  Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit
99	Agreement by and Between Pelican National Bank and The Comptroller of the Currency

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Dated:	September 2, 2005	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer